Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of December 2, 2016 (the “Signing Date”), by and between Selecta Biosciences, Inc., a Delaware corporation (the “Company”), and Spark Therapeutics, Inc., a Delaware corporation (the “Purchaser”).
RECITALS
WHEREAS, the Company and the Purchaser are entering into that certain License and Option Agreement, by and between Spark Therapeutics, Inc. and Selecta Biosciences, Inc., of even date herewith (the “License Agreement”);
WHEREAS, the obligations of the Company in the License Agreement are conditioned upon the execution and delivery of this Agreement, pursuant to which the Purchaser will (i) purchase from the Company a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on the Initial Closing Date (as defined herein), as provided for herein, and (ii) have the right to purchase the First Acquisition Right Shares and Second Acquisition Right Shares (in each case, as defined herein) on the terms and conditions set forth herein; and
WHEREAS, the Purchaser desires to purchase the Initial Closing Shares (as defined herein) and accept the Acquisition Rights (as defined herein), and the Company desires to sell the Initial Closing Shares to the Purchaser and offer the Purchaser the Acquisition Rights, in each case on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. When used in this Agreement, the following terms shall have the respective meanings specified below:
“Acquisition Right Notice” means the FAR Notice or SAR Notice, as applicable.
“Acquisition Right Price” shall mean the First Acquisition Right Price or the Second Acquisition Right Price, as applicable.
“Acquisition Rights” shall mean, collectively, the First Acquisition Right and the Second Acquisition Right.

“Acquisition Right VWAP” shall mean, as of the date on which an Acquisition Right Notice is delivered by the Purchaser in accordance with this Agreement, with respect to the Common Stock, the average of the daily VWAPs for such Common Stock for each of the thirty (30) consecutive calendar days ending on, and including, the calendar day immediately prior to the date of such delivery.
“Action” shall mean any action, cause or action, suit, prosecution, investigation, litigation, arbitration, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.
“Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, in no event shall the Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Purchaser or any of its Affiliates.
“Aggregate Purchase Price” has the meaning set forth in Section 2.1.
“Applicable Price Per Share” shall mean the Acquisition Right Price or the Initial Closing Price Per Share, as applicable.
“Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, generally are closed as a result of federal, state or local holiday.
“Change of Control” shall mean, with respect to any Person, any of the following events: (i) any Person, or group of Persons acting in concert, is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of such Person; (ii) a Person consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into a Person, other than (A) a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Person or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Person (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of the Purchaser or (iii) a Person conveying, transferring or leasing all or substantially all of its assets to any Person other than a wholly owned Affiliate of such Person.
“Closing” shall mean the Initial Closing and any Subsequent Closing, as applicable.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“License Agreement” has the meaning set forth in the Recitals.
“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.
“Company Competitor” shall mean, at any time, any Person, or any Affiliate of such Person, that has publicly disclosed that it is engaged, directly or indirectly, in the research, development and/or commercialization of products in the same class or for the same indication(s) as any product developed or being developed by, or in discovery with, the Company and which the Company has either publicly disclosed on or prior to the date hereof, publicly discloses during the term of this Agreement or otherwise identifies in writing to the Purchaser during the term hereof. For the purposes of this Agreement, in no event shall the Purchaser or any of its Affiliates be deemed to be a Company Competitor.
“Consent” shall mean any approval, authorization, consent, license, franchise, Order, registration, notification, permit, certification, clearance, waiver or other confirmation of or by a Governmental Authority or other Person; provided, that, in connection with any Closing, the term “Consent” shall not be deemed to include any approval, authorization, consent, license, franchise, Order, registration, notification, permit, certification, clearance, waiver or other confirmation under the HSR Act or any other similar antitrust Laws (including but not limited to the United States) for the purposes of Section 6.1 hereof, including, for the avoidance of doubt, the conditions relating to the (i) accuracy of the representations and warranties in Section 6.1(a) and (ii) consents and other approvals in Section 6.1(g) or 6.2(g).
“Contract” shall mean, with respect to any Person, any written agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Shares” has the meaning set forth in Section 2.6.
“Executive Officer” shall mean any employee of the Company who is deemed to be an “executive officer” in accordance with Rule 3b-7 of the Exchange Act.
“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.
“FAR Aggregate Purchase Price” shall mean an aggregate purchase price of Five Million Dollars ($5,000,000).
“FAR Notice” has the meaning set forth in Section 2.4(a).

“FAR Termination Date” shall mean 12:01 a.m., Eastern time, on June 1, 2017, or such later time as the Purchaser’s obligations to purchase the First Acquisition Shares may be extended pursuant to the Purchaser’s tolling and extension rights in the first sentence of Section 5.7 of the License Agreement.
“First Acquisition Right” has the meaning set forth in Section 2.4(a)
“First Acquisition Right Price” has the meaning set forth in Section 2.4(b)
“First Acquisition Right Shares” has the meaning set forth in Section 2.4(a)
“GAAP” shall mean generally accepted accounting principles in the United States.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereto.
“Indebtedness” shall mean, with respect to any Person at any applicable time of determination, without duplication, (a) all liabilities and obligations for borrowed money, (b) all liabilities and obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all liabilities and obligations under or in respect of swaps, hedges or similar instruments, (d) all liabilities and obligations in respect of letters of credit and similar instruments, (e) all liabilities and obligations (contingent or otherwise) arising from or in respect of (i) deferred compensation arrangements, or (ii) pension plans, (f) all guaranties in connection with any of the foregoing, and (g) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.
“Initial Closing” has the meaning set forth in Section 2.1.
“Initial Closing Date” has the meaning set forth in Section 2.1.
“Initial Closing Price Per Share” shall mean an amount equal to 115% of the average of the daily VWAPs for the Common Stock for each of the thirty (30) consecutive calendar days ending on (and including) the calendar day immediately prior to the Signing Date.
“Initial Closing Shares” has the meaning set forth in Section 2.1.
“Knowledge” means the actual knowledge of any of the Company’s Executive Officers as of an applicable date.
“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and ordinances of any Governmental Authority.
“Leased Real Property” shall mean all leasehold or subleasehold estates and all other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries pursuant to any Lease.

“Leases” shall mean all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property as tenant, sublease, licensee or concessionaire (including the rights to all security deposits and other amounts and instruments deposited by or on behalf of the Company or and of its Subsidiaries thereunder) and all material amendments, extensions, renewals, guaranties and other agreements with respect thereto.
“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, financial condition, assets, liabilities, or results of operations or prospects (as disclosed in the most recent Company SEC Documents) of the Company and its Subsidiaries, taken as a whole or on the performance by the Company of its obligations under the Transaction Agreements; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, (ii) changes in the Company’s industry generally or in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (iii) any Effect caused by the announcement or pendency of the transactions contemplated by the Transaction Agreements, or the identity of the Purchaser or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or as a participant in the License Agreement, (iv) the performance of this Agreement, the License Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the request or with the prior consent of the Purchaser, (v) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP or interpretations thereof occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (vi) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (vii) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof, provided, however, that (x) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Material Adverse Effect and (y) with respect to clauses (v) and (vi), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such effects disproportionately affect the Company and its Subsidiaries compared to other participants in the biotechnology or biopharmaceutical industries.
“Material Contract” shall mean any Contract entered into by the Company or any of its Subsidiaries that is required under the Exchange Act to be filed as an exhibit to a Company SEC Document pursuant to Item 601(b)(10) of Regulation S-K.
“NASDAQ” shall mean the NASDAQ Stock Market LLC.

“Order” shall mean any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.
“Permitted Liens” shall mean (a) mechanics’, materialman’s, workmens’, repairmens’, warehousemen’s, supplier’s, vendor’s, carrier’s and other similar Liens arising or incurred in the ordinary course of business by operation of Law securing amounts that are not yet due and payable, (b) Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable, (c) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties, (d) pledges or deposits to secure obligations under workers or unemployment compensation Laws or to secure other statutory obligations, (e) easements, covenants, conditions and restrictions of record affecting title to the Leased Real Property which do not or would not materially impair the use or occupancy of any Leased Real Property in the operation of the business conducted thereon as of the date of this Agreement, and (f) any zoning, or other governmentally established restrictions of encumbrances.
“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
“Reduced Shares” has the meaning set forth in Section 2.6.
“SAR Aggregate Purchase Price” shall mean an aggregate purchase price of Five Million Dollars ($5,000,000).
“SAR Notice” has the meaning set forth in Section 2.4(c).
“SAR Termination Date” shall mean 12:01 a.m., Eastern time, on November 1, 2017, or such later time as the Purchaser’s obligations to purchase the Second Acquisition Shares may be extended pursuant to the Purchaser’s tolling rights in the first sentence of Section 5.3 and the second sentence of Section 5.7 of the License Agreement.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Second Acquisition Right” has the meaning set forth in Section 2.4(c).
“Second Acquisition Right Price” has the meaning set forth in Section 2.4(d).
“Second Acquisition Right Shares” has the meaning set forth in Section 2.4(c).
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” shall mean, collectively, the Initial Closing Shares and the Acquisition Right Shares.

“Subsequent Closing” shall mean each closing, if any, of a purchase by Purchaser of Acquisition Right Shares.
“Subsequent Closing Date” has the meaning set forth in Section 2.5.
“Tax” or “Taxes” shall mean any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Third Party” shall mean any Person (other than a Governmental Authority) other than the Purchaser, the Company or any Affiliate of the Purchaser or the Company.
“Trading Day” shall mean a day on which the Trading Market is open for trading.
“Trading Market” shall mean whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transaction Agreements” shall mean this Agreement and the License Agreement.
“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities beneficially owned by such Person or of any interest (including any voting interest) in any securities beneficially owned by such Person. For the avoidance of doubt, a transfer of control of the direct or indirect beneficial ownership of securities is a Transfer of such securities for purposes of this Agreement.
“Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, the current transfer agent for the Common Stock or any successor transfer agent for the Common Stock.
“VWAP” means, with respect to the Common Stock on any Trading Day, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg page applicable to such security (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or, if such volume-weighted average price is unavailable, the market price of one share of such security on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for such purpose by the Company).

2.	Closing, Delivery and Payment.
2.1    Initial Closing. Subject to the terms and conditions hereof, at the closing of the purchase and sale of the Initial Closing Shares pursuant to this Agreement (the “Initial Closing”), the Company hereby agrees to issue and sell to the Purchaser, free and clean of all Liens (other than Liens imposed by applicable securities Laws or contained herein), and the Purchaser agrees to purchase from the Company, a number of shares of Common Stock (the “Initial Closing Shares”) equal to the amount obtained by dividing the aggregate purchase price of Five Million Dollars ($5,000,000) (the “Aggregate Purchase Price”) by the Initial Closing Price Per Share. The Initial Closing shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Eastern time, on: (i) the Signing Date if all of all of the conditions set forth in Section 6 hereof have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of such conditions); (ii) if all of all of the conditions set forth in Section 6 hereof have not been satisfied or waived on the Signing Date, as soon as practicable after the Signing Date upon the satisfaction or waiver of all of the conditions set forth in Section 6 hereof (but no later than the second Business Day following such satisfaction or waiver); or (iii) at such other date and time as the Company and Purchaser shall mutually agree (which date and time are designated as the “Initial Closing Date”).
2.2    Delivery and Payment. At the Initial Closing, subject to the terms and conditions hereof, the Company will instruct the Transfer Agent to deliver to the Purchaser, via book entry to the applicable balance account registered in the name of the Purchaser, the Initial Closing Shares, against payment of the Aggregate Purchase Price in U.S. dollars by wire transfer of immediately available funds to the order of the Company.
2.3    Deliveries at Closing.
(a)    Deliveries by the Company. At each Closing, the Company shall deliver or cause to be delivered to the Purchaser the following items:
(i)    evidence of the filing of a Listing of Additional Shares notification to NASDAQ as it relates to the Initial Closing Shares or Acquisition Rights Shares, as applicable;
(ii)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Initial Closing Shares or Acquisition Rights Shares, as applicable, to the Purchaser;
(iii)    a certificate, dated as of the Initial Closing Date or Subsequent Closing Date, as applicable, signed by an authorized executive officer of the Company, confirming that the conditions to such Closing set forth in Section 6.1 have been satisfied; and

(iv)    all such other documents, certificates and instruments as the Purchaser may reasonably request in order to give effect to the transactions contemplated hereby and by the other Transaction Agreements.
(b)    Deliveries by the Purchaser. At each Closing, the Purchaser shall deliver or cause to be delivered to the Company the following items:
(i)    the Aggregate Purchase Price for the Initial Closing Shares, or the Acquisition Right Price for the applicable Acquisition Shares, by wire transfer of immediately available funds to one or more accounts designated by the Company, such designation to be made no later than two (2) Business Days prior to the such Closing Date; and
(ii)    a certificate, dated as of the Initial Closing Date or Subsequent Closing Date, as applicable, signed by an authorized executive officer of the Purchaser, confirming that the conditions to such Closing set forth in Section 6.2 have been satisfied.
2.4    Acquisition Rights.
(a)    Between May 1, 2017 and the FAR Termination Date, the Purchaser may, by written notice (the “FAR Notice”) delivered to the Company in accordance with Section 8.15 hereof, elect to purchase from the Company (the “First Acquisition Right”) a number of shares of Common Stock (the “First Acquisition Right Shares”) equal to the amount obtained by dividing the FAR Aggregate Purchase Price by the First Acquisition Right Price (as hereinafter defined). In consideration for the First Acquisition Right Shares, the Purchaser shall pay to the Company the FAR Aggregate Purchase Price by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser the First Acquisition Right Shares in book-entry form, free and clear of all restrictive and other legends (except as provided in Section 4.6 hereof). Notwithstanding the provisions of this Section 2.4(a), upon receipt by the Company of the FAR Notice, the Company may, within five (5) Trading Days of receipt of the FAR Notice, provide the Purchaser with written notice of its exercise of its option not to sell to the Purchaser the First Acquisition Right Shares (the “FAR Refusal”). Solely with respect to receipt of the FAR Refusal, the parties hereby irrevocably waive any termination rights pursuant to Section 8.2 of this Agreement.
(b)    The purchase price per First Acquisition Right Share will be equal to 115% of the Acquisition Right VWAP applicable to the FAR Notice (the “First Acquisition Right Price”).
(c)    Between October 1, 2017 and the SAR Termination Date, the Purchaser may, by written notice (the “SAR Notice”) delivered to the Company in accordance with Section 8.15 hereof, elect to purchase from the Company (the “Second Acquisition Right”) a number of shares of Common Stock (the “Second Acquisition Right Shares”) equal to the amount obtained by dividing the SAR Aggregate Purchase Price by the Second Acquisition Right Price (as hereinafter defined). In consideration for the Second Acquisition Right Shares, the Purchaser shall pay to the Company the SAR Aggregate Purchase Price by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser the Second Acquisition Right Shares in book-entry form, free and clear of all restrictive and other legends (except as provided in Section 4.6 hereof). Notwithstanding the provisions of this Section 2.4(c), upon receipt by the Company of the SAR Notice, the Company may, within five (5) Trading Days of the SAR Notice, provide the Purchaser with written notice of its exercise of its option not to sell to the Purchaser the Second Acquisition Right Shares (the “SAR Refusal”). Solely with respect to receipt of the SAR Refusal, the parties hereby irrevocably waive any termination rights pursuant to Section 8.2 of this Agreement.
(d)    The purchase price per Second Acquisition Right Share will be equal to 115% of the Acquisition Right VWAP applicable to the SAR Notice (the “Second Acquisition Right Price”).
2.5    Subsequent Closings. Each Subsequent Closing shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Eastern time, on the date that is (i) two (2) Trading Days after the date on which the Company has received the applicable Acquisition Right Notice and confirmed in writing it is not electing the SAR Refusal or FAR Refusal, as applicable, or (ii) at such other date and time as the Company and Purchaser shall mutually agree (each such date, a “Subsequent Closing Date”); provided, however, that all conditions to such Subsequent Closing, as set forth in Section 6 hereof, shall been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Subsequent Closing, but subject to the satisfaction or waiver of such conditions).
2.6    Limit on Issuance. The parties agree that the aggregate number of shares to be issued by the Company under this Agreement shall not exceed the lesser of (i) 2,758,112 shares of Common Stock and (ii) such number of Shares that would require the Company to obtain prior shareholder approval under The Nasdaq Marketplace Rules (except to the extent that the stockholders of the Company have previously approved any issuance of Shares in excess of that limit). If the purchase of all or any portion of the Shares would cause the number of shares of outstanding Common Stock issued hereunder to exceed 2,758,112 shares of Common Stock or such amount as the Company may not issue without shareholder approval under The Nasdaq Marketplace Rules, the number of such Shares so purchased shall be reduced to the lesser of (i) 2,758,112 shares of Common Stock and (ii) such amount as the Company is permitted to issue without shareholder approval under The Nasdaq Marketplace Rules (the number of shares of Common Stock so purchased the “Reduced Shares” and the number of shares of Common Stock so reduced the “Excluded Shares”). If the number of Shares to be issued under this Agreement is reduced as a result of the provisions of this Section 2.6, at the applicable Closing, the Purchaser shall (i) make a cash payment to the Company in an amount equal to the Excluded Shares multiplied by the Applicable Price Per Share and (ii) purchase the applicable Reduced Shares for a price equal to the Reduced Shares multiplied by the Applicable Price Per Share.
3.    Representations and Warranties of the Company. Except as (A) set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and which may be amended or supplemented by the Company in connection with any Subsequent Closing, or (B) disclosed in the Company SEC Documents, the Company hereby represents and warrants as of the date hereof (and as of the Initial Closing Date and each Subsequent Closing Date, if any) to the Purchaser:
3.1    Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver the Transaction Agreements, to carry out the provisions of the Transaction Agreements, to issue and sell the Shares and to carry on its business as presently conducted and as proposed to be conducted as described in the Company SEC Documents. Each of the Company’s Subsidiaries (as defined herein) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect of any of the provisions of its respective articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement or other organizational or constitutive documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.
3.2    Subsidiaries. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Registration Statement on Form S-1 filed with the SEC (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and, if applicable in the relevant jurisdiction, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.
3.3    Capitalization.
(a)    The authorized capital stock of the Company, immediately prior to the Signing Date, consists of 200,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
(b)    Except for options to purchase Common Stock under equity incentive plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any of its Subsidiaries of any of its securities, including the Shares. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its Subsidiaries, including with respect to the issuance of Shares contemplated hereby. There are no voting agreements, registration rights agreements or other agreements of any kind among the Company or any of its Subsidiaries and any other Person relating to the securities of the Company or any of its Subsidiaries, including the Shares.

(c)    The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, and fully paid.
(d)    Neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person and the Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Liens.
3.4    Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder at the Initial Closing or any Subsequent Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken, including the approval by the board of directors of the Company of a resolution to issue the Shares, a sufficient amount has been reserved from its authorized share capital to provide for the issuance of the Shares, and no action is required on the part of the Company, its board of directors, or its shareholders prior to the Initial Closing for the consummation of the transactions contemplated by the Transaction Agreements. Each of the Transaction Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.
3.5    Company SEC Documents; Financial Statements; NASDAQ; Indebtedness.
(a)    Since June 21, 2016, the Company has timely filed with the SEC all of the reports and other documents required to be filed by it under the Exchange Act and Securities Act and any required amendments to any of the foregoing (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and, when filed, no Company SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.
(b)    The financial statements of the Company included in the Company SEC Documents when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).
(c)    The Common Stock is listed on the NASDAQ Global Market, and the Company has not received any notification that, and has no Knowledge that, NASDAQ is contemplating terminating such listing.
(d)    As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.
3.6    Full Disclosure. As of the date hereof, and other than the transactions that are the subject of the Transaction Agreements, no events have occurred that are required to be disclosed on an item to Form 8-K that have not been so disclosed in a Company SEC Document.
3.7    Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or Contract to which it is party or by which it is bound or of any Order, except for such violations or defaults as would not reasonably be expected to have a Material Adverse Effect. The execution, delivery, and performance of and compliance with the Transaction Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, (i) conflict with or result in a violation in any material respect of the articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents of the Company or any of its Subsidiaries, (ii) result in any violation of any Law or Order to which the Company, any of its Subsidiaries or any of their respective assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, (B) give any third party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, or (C) require Consent under, any Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation of any Lien upon any of the Company’s or any Subsidiary’s assets or capital stock, except in the case of any of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of any Transaction Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including the issuance of the Shares) requires any Consent, other than (i) filings required under applicable U.S. federal and state securities Laws, (ii) the notification of the issuance and sale of the Shares to NASDAQ, (iii) as required pursuant to the HSR Act, and (iv) those that have been made or obtained.
3.8    Litigation. There is no: (i) Action pending or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries or (ii) Order in effect against the Company or any of its Subsidiaries, except, in each case, Actions or Orders that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.9    Compliance with Laws; Permits. The Company and its Subsidiaries are not, and since January 1, 2015 have not been, in violation in any material respect of any applicable Law in respect of the conduct of its business or the ownership of its properties. No Consents are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been obtained or filed or those the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, except those the lack of which would not reasonably be expected to have a Material Adverse Effect.
3.10    Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.5 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration requirements of the Securities Act. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act.
3.11    Absence of Changes. Since September 30, 2016, (a) the Company and each of its Subsidiaries has conducted its business operations in the ordinary course of business consistent with past practice, (b) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole and (c) there has not occurred any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
3.12    Tax Matters.
(a)    Except as set forth in the Company SEC Documents, (i) the Company and each of its Subsidiaries has timely prepared and filed all federal and all other material Tax Returns required to have been filed by each of them with all appropriate Governmental Authorities and timely paid all Taxes shown thereon, (ii) all such Tax Returns are true, correct and complete in all material respects, and (iii) all Taxes that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due.
(b)    Except as set forth in the Company SEC Documents, (i) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise (excluding Contracts entered into in the ordinary course of business and not primarily related to Taxes).
3.13    Property. The Company does not own any real property. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and each of its Subsidiaries has the right to use or occupy the Leased Real Property under valid and binding leases and (b) the Company and its Subsidiaries have good and valid title to, or a valid license to use or leasehold interest in, all of their respective material tangible assets, free and clear of all Liens (other than Permitted Liens).
3.14    Internal Controls. The Company and the Subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to,  internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and any unauthorized access that could have a material effect on the Company’s financial statements is timely detected; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Company SEC Documents, there are no material weaknesses in the Company’s internal controls.  The auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
3.15    Disclosure Controls. the Company and its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; no “significant deficiencies” or “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company were identified in connection with the audit by the Company’s independent registered public accountants of the Company’s financial statements for the fiscal year ended December 31, 2015; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses and the Company has taken all necessary actions to ensure that, upon and at all times the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, have been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.
3.16    Investment Company. Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a “passive foreign investment company” or a “controlled foreign corporation,” as such terms are defined in the Internal Revenue Code.
3.17    FCPA. None of the Company, any of the Subsidiaries or any of their respective officers or directors or, to the knowledge of the Company, any agent, employee or controlled affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended,  and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”); the Company, the Subsidiaries and, to the knowledge of the Company, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
3.18    AML. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
3.19     OFAC. None of the Company, any of the Subsidiaries or any of their respective officers or directors or, to the knowledge of the Company, any agent, employee or controlled affiliate of the Company or any of the Subsidiaries is currently subject to or has been subject in the last three (3) years to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities.
3.20    FDA. The preclinical and clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company that are described in, or the results of which are referred to in, the Company’s SEC Documents were and, if still pending, are being conducted in all material respects in accordance with applicable local, state and federal laws, rules and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations; each description of the results of such studies contained in the Company’s SEC Documents is accurate in all material respects and fairly presents the data derived from such studies, and the Company is not aware of any other studies the results of which the Company believes reasonably call into question the study results described or referred to in the Company’s SEC Documents; and except as disclosed in the Company’s SEC Documents, neither the Company nor any Subsidiary has received any written notices or other written correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency having jurisdiction over the Company or any of its properties (collectively, the “Regulatory Agencies”) requiring the termination, suspension or material adverse modification of any clinical trials that are described or referred to in the Company’s SEC Documents; and the Company and the Subsidiaries have each operated and currently are in compliance with all applicable rules and regulations of the Regulatory Agencies except where the failure to be in compliance would not be expected reasonably to have a Material Adverse Effect;
3.21    Health Care Laws. The Company and the Subsidiaries are, and since January 1, 2013 have been, in compliance with all applicable Health Care Laws except where failure to be in compliance would not be expected reasonably to have a Material Adverse Effect.  For purposes of this Agreement, “Health Care Laws” means:  (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the Federal False Statements Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§  286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), the Medicare statute (Title XVIII of the Social Security Act), and the Medicaid statute (Title XIX of the Social Security Act) and the regulations promulgated pursuant to such statutes; (iii)  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder; (iv) the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated thereunder; and (v) any and all other applicable health care laws and regulation applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development by the Company.  Neither the Company nor the Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened.  Neither the Company nor the Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, none of the Company or its Subsidiaries or any of their respective officers or directors or, to the Company’s knowledge, any of their respective employees  has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.  The Company and the Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except in each case, as would not reasonably be expected to have a Material Adverse Effect.

4.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
4.1    Organization; Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has or will have all requisite power and authority to enter into the Transaction Agreements, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required.
4.2    Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver the Transaction Agreements and all action on the Purchaser’s part required for the lawful execution and delivery of the Transaction Agreements has been taken. The Transaction Documents been duly and validly executed and delivered by the Purchaser and the Transaction Agreements are valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.
4.3    No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Purchaser will not, with or without the passage of time or giving of notice: (i) conflict with or result in a violation of the certificate of incorporation, bylaws, or other organizational or constitutive documents of the Purchaser as in effect on the Initial Closing Date, (ii) result in any violation of any Law or Order to which the Purchaser or any of its assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, or (B) give any third party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under any Contract to which the Purchaser is a party, or (iv) result in the creation of any Lien upon any of the Purchaser’s assets or capital stock, except in the case of any of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.
4.4    No Governmental Authority or Third Party Consents. No Consent is required to be obtained or filed by the Purchaser in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the purchase of the Shares, except such as have been obtained or filed.
4.5    Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:
(a)    Purchaser Acknowledgements. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state or foreign securities laws. The Purchaser (i) acknowledges that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and, in connection therewith, obtained information necessary to verify any information furnished to it or to which it had access (it being agreed and understood that this Clause (v) does not affect the Company’s representations and warranties contained in Section 3) and (C) can bear the economic risk of (x) an investment in the Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment. The Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available to transfer the Shares and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b)    Financial Capability. The Purchaser currently has funds necessary to consummate each Closing on the terms and conditions contemplated by this Agreement.
(c)    Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser, in connection with this Agreement or the transactions contemplated hereby.
(d)    Ownership. As of the Signing Date, neither the Purchaser nor any of its Affiliates are the owners of record or the beneficial owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.
(e)    No “Bad Actor” Disqualification. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act, and the Purchaser’s responses in the questionnaire delivered to the Company by the Purchaser related to qualification under Rule 506(d)(1) remain true and correct as of the date hereof.
4.6    Transfer Restrictions. The Purchaser understands that the Shares shall be subject to restrictions on resale pursuant to applicable securities Laws and that any certificates representing the Shares or the applicable balance account of the Purchaser with the Transfer Agent shall bear a stop transfer restriction with the effect of the following legends:
(a)    “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO SELECTA BIOSCIENCES, INC.) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED DECEMBER 2, 2016, COPIES OF WHICH ARE ON FILE WITH THE COMPANY”; and
(b)    any legend required by other applicable securities Laws or the other Transaction Agreements.
5.    Covenants and Agreements.
5.1    Further Assurances.  Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist the other party hereto in doing, all things reasonably necessary, proper or advisable to obtain satisfaction of the conditions precedent to the consummation of the transactions contemplated at the Initial Closing and any Subsequent Closing:  (a) obtaining all necessary Consents and the making of all filings and the taking of all steps as may be necessary to obtain Consent from, or to avoid an Action by, any Governmental Authority, (b) the defending of any Actions challenging this Agreement or any other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements.
5.2    [Reserved.]
5.3    Restrictions on Transfer.
(a)    Until January 1, 2018, the Purchaser agrees it will not Transfer any Shares. On or after January 1, 2018, the Purchaser agrees that it will limit any Transfer of Shares to the volume limitations applicable to an “affiliate” of the Company under Rule 144 of the Securities Act (or any analogous successor provisions thereto), regardless of the Purchaser’s actual status of as an “affiliate” or analogous designation thereunder.
(b)    Notwithstanding Section 5.3(a), the Purchaser shall be permitted to Transfer any portion or all of its Shares at any time under the following circumstances:
(i)    Transfers to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (in form and substance satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement; and
(ii)    Transfers that have been approved in writing by the board of directors of the Company.
(c)    Notwithstanding any other provisions of this Section 5.3, the Purchaser will not at any time knowingly directly or indirectly Transfer, or allow any controlled Affiliate transferee to Transfer, any Shares to a Company Competitor; provided, however, that, this Section 5.3(c) shall not restrict any Transfer into the public market pursuant to a bone fide registered public offering of Common Stock or any open market transaction or any Transfer occurring in connection with a Change of Control of the Purchaser.
5.4    Voting of Shares.
(a)    Until the earlier of (i) the third anniversary of the Signing Date and (ii) the expiration of the License Agreement (the “Voting Agreement Duration”), in any vote or action by written consent of the shareholders of the Company, other than as permitted by Section 5.4(b) with respect to votes or actions with respect to voting securities other than the Shares for Extraordinary Matters, (including, without limitation, with respect to the election of members of the board of directors), the Purchaser shall, and shall cause its controlled Affiliates to (and use commercially reasonable efforts to cause any non-controlled Affiliates to), vote or execute a written consent with respect to all voting securities of the Company as to which it is entitled to vote or execute a written consent in accordance with the recommendation of a majority of the board of directors; provided, however, that if any non-controlled Affiliate of the Purchaser does not vote or execute a written consent in accordance with this Section 5.4, upon written notice from the Company, the Purchaser shall use its best efforts to take appropriate measures to remedy such inaction to the reasonable satisfaction of the Company. During the Voting Agreement Duration, the Purchaser shall be, and shall cause each of its controlled Affiliates (and use commercially reasonable efforts to cause any non-controlled Affiliates) to be, present in person or represented by proxy at all meetings of shareholders of the Company to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting; provided, however, that if any non-controlled Affiliate of the Purchaser is not present in person or represented by proxy at shareholders’ meetings in accordance with this Section 5.4, upon written notice from the Company, the Purchaser shall use its best efforts to take appropriate measures to remedy such inaction to the reasonable satisfaction of the Company.
(b)    Notwithstanding Section 5.4(a), during the Voting Agreement Duration, the Purchaser may, in its sole discretion, vote or execute a written consent with respect to voting securities of the Company to the extent, and only to the extent, of the difference between the aggregate voting power of the Shares purchased hereunder and all voting securities as to which it is entitled to vote or execute a written consent, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(i)	[***];

(ii)	[***];

(iii)	[***]; and

(iv)	[***].
For the avoidance of doubt, and as a matter of example, if, at a point in time during the Voting Agreement Duration, the Purchaser was entitled to vote or execute a written consent with respect to 700,000 shares of Common Stock, and purchased 600,000 shares of Common Stock hereunder, the Purchaser would be entitled to vote 100,000 shares in its discretion on Extraordinary Matters.
(c)    Solely in the event of a failure by the Purchaser to act in accordance with the Purchaser’s obligations as to voting or executing a written consent pursuant to this Section 5.4, the Purchaser hereby irrevocably grants to and appoints the chief financial officer and general counsel and corporate secretary of the Company, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, the Purchaser’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Purchaser, to represent, vote and otherwise act (by voting at any meeting of shareholders of the Company, by written consent in lieu thereof or otherwise) with respect to the voting securities of the Company owned or held by the Purchaser regarding the matters referred to in this Section 5.4 until the termination of this Section 5.4, to the same extent and with the same effect as the Purchaser might or could do under applicable law, rules

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

and regulations. The proxy granted pursuant to this Section 5.4 is coupled with an interest and shall be irrevocable.  The Purchaser will take such further action and will execute such other instruments as may be necessary to effectuate the intent of this proxy. The Purchaser hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the voting securities of the Company owned or held by the Purchaser that may have heretofore been appointed or granted with respect to the matters referred to in this Section 5.4, and no subsequent proxy (whether revocable and irrevocable) or power of attorney shall be given by the Purchaser. Notwithstanding the foregoing, upon expiration of the Voting Agreement Duration, this proxy shall terminate.
5.5    Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Agreement shall be issued by the Company or the Purchaser without the prior consent of the Company (in the case of a release or announcement by the Purchaser) or the Purchaser (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchaser, as the case may be, shall allow the Purchaser or the Company, as applicable, reasonable time to comment on such release or announcement in advance of such issuance and the disclosing party shall consider the other party’s comments in good faith.
5.6    NASDAQ Matters.  Prior to the Initial Closing, the Company shall (a) take all actions which are necessary, including providing appropriate notice to NASDAQ of the transactions contemplated by this Agreement, for the Shares purchased at the Initial Closing or any Subsequent Closing to remain listed on the NASDAQ Global Market and (b) comply with all listing, reporting, filing, and other obligations under the rules of NASDAQ and of the SEC.
6.    Conditions to Closing.
6.1    Conditions to Purchaser’s Obligations at each Closing. The Purchaser’s obligation to purchase the Initial Closing Shares on the Initial Closing Date (or any Acquisition Right Shares upon any Subsequent Closing Date) is subject to the satisfaction, at or prior to the Initial Closing Date (or any Subsequent Closing Date), of the following conditions (unless waived in writing by the Purchaser):
(a)    Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such Closing Date or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.
(b)    Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Company on or before the Initial Closing Date or such Subsequent Closing Date, as applicable.

(c)    Legal Investment. The sale and issuance of the applicable Shares shall be legally permitted by all Laws to which the Purchaser and the Company are subject.
(d)    No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.
(e)    Closing Deliverables. The Company shall deliver or cause to be delivered to the Purchaser all items listed in Section 2.3(a).
(f)    License Agreement. The Company shall have duly executed and delivered to the Purchaser the License Agreement, and (subject to execution by the Purchaser) such agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.
(g)    Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements shall have been obtained, including the approval of the board of directors of the Company, including, with respect to the Initial Closing, as described in the third paragraph of subsection 3.7 of the Disclosure Schedules.
(h)    No Material Adverse Effect. From and after the date of the applicable Acquisition Rights Notice until the respective Subsequent Closing Date, no event has occurred that has caused or would cause a Material Adverse Effect.
(i)    The Company’s NASDAQ Listing. The Company’s Common Stock shall continue to be listed on the NASDAQ Global Market or another national securities exchange.
6.2    Conditions to Company’s Obligations at each Closing. The Company’s obligation to issue and sell the Initial Closing Shares on the Initial Closing Date (or any Acquisition Right Shares upon any Subsequent Closing Date) is subject to the satisfaction, on or prior to the Initial Closing Date (or any Subsequent Closing Date), of the following conditions (unless waived in writing by the Company):
(a)    Representations and Warranties. The representations and warranties in Section 4 hereof made by the Purchaser shall be true and correct in all material respects as of such Closing Date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such Closing Date or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.
(b)    Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Initial Closing Date or such Subsequent Closing Date, as applicable.
(c)    Legal Investment. The sale and issuance of the Shares shall be legally permitted by all Laws to which the Purchaser and the Company are subject.

(d)    No Order. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.
(e)    Closing Deliverables. The Purchaser shall deliver or cause to be delivered to the Company all items listed in Section 2.3(b).
(f)    License Agreement. The Purchaser shall have duly executed and delivered to the Company the License Agreement, and such agreement shall not have been terminated in accordance with its terms and shall be in full force and effect.
(g)    Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements shall have been obtained.
7.    Notification under the HSR Act
7.1    If, the Purchaser reasonably determines that the aggregate consideration being paid by the Purchaser under this Agreement and the License Agreement satisfies the size of transaction jurisdictional threshold under the HSR Act, the parties shall, reasonably cooperate to, file or cause to be filed as soon as reasonably practical in advance of any Subsequent Closing with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) the notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated by this Agreement. The parties will use all reasonable efforts to respond on a timely basis to any requests for additional information made by either of such agencies.
7.2    The Purchaser and the Company shall: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated by the Transaction Agreements; (ii) reasonably keep the other party informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other merger control authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by the Transaction Agreements; (iii) promptly respond to and certify substantial compliance with any inquiries or requests received from the FTC or the DOJ for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other merger control authority, and to the extent permitted by the FTC, the DOJ or such other merger control authority and reasonably determined by such party to be appropriate under the circumstances, give the other party or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other party or their counsel to the extent reasonably practicable to review in advance, and in good faith consider the views of the other party or their counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other merger control authority; provided, however, such party shall be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other merger control authority to enable the other party to attend.

8.    Miscellaneous.
8.1    Termination Prior to Initial Closing. This Agreement will terminate on March 2, 2017 (the “Termination Date”) if the Initial Closing has not occurred by the Termination Date, unless the parties hereto otherwise agree in writing prior to the Termination Date, and may be terminated at any time prior to the Initial Closing by:
(a)    mutual written consent of the Company and the Purchaser;
(b)    either the Company or the Purchaser, upon written notice to the other, if any of the conditions to the Initial Closing set forth in Section 6.1(c), 6.1(d), 6.2(c), or 6.2(d), as applicable, shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten (10) Business Days after receiving receipt of written notice of an intention to terminate pursuant to this clause (b); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;
(c)    the Company, upon written notice to the Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1(a) or 6.1(b), as applicable, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or (ii) if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the Termination Date; and
(d)    the Purchaser, upon written notice to the Company, so long as the Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1(a) or 6.1(b), as applicable, could not be satisfied by the Termination Date.
8.2    Termination of Acquisition Rights Following the Initial Closing.
(a)    Subject to a FAR Refusal or SAR Refusal, as applicable, the Company will have the unilateral right to terminate the rights of the Purchaser set forth in Section 2.4 of this Agreement upon written notice to the Purchaser if the Purchaser does not deliver the (i) FAR Notice by the FAR Termination Date pursuant to Section 2.4(a) hereof or (ii) SAR Notice by the SAR Termination Date pursuant to Section 2.4(c) hereof.
(b)    This Agreement will terminate (i) upon termination of the License Agreement, (ii) upon a Change of Control of the Company or (iii) upon mutual written consent of the Company and the Purchaser.

(c)    This Agreement may be terminated at any time after the Initial Closing Date and prior to a Subsequent Closing Date by the Company, upon written notice to the Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1(a) or 6.1(b), as applicable, could not be satisfied by the applicable Subsequent Closing Date, (i) upon a material breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or (ii) if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the applicable Subsequent Closing Date.
(d)    This Agreement may be terminated at any time after the Initial Closing Date and prior to a Subsequent Closing Date by the Purchaser, upon written notice to the Company, so long as the Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the applicable Subsequent Closing Date, (i) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1(a) or 6.1(b), as applicable, could not be satisfied by the applicable Subsequent Closing Date.
(e)    This Agreement may be terminated by the Purchaser solely with respect to the obligations set forth in Section 2 related to the First Acquisition Right and the Second Acquisition Right, as applicable, so long as the Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement, if the Company fails to deliver (i) the First Acquisition Right Shares by the fifth Trading Day after the FAR Termination Date or (ii) the Second Acquisition Right Shares by the fifth Trading Day after the SAR Termination Date.
8.3    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 or Section 8.2 (other than 8.2(e)) hereof, (a) this Agreement (except for (i) this Section 8 (other than Section 8.13), (ii) in the case of a termination pursuant to Section 8.2, Sections 5.3 and 5.4 hereof, and (iii) any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.3 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
8.4    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

8.5    Legend Removal.
(a)    Certificates evidencing the Shares shall not contain the legend set forth in Section 4.6: (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions under Rule 144 or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).
(b)    Beginning on January 1, 2018, the Company agrees that at such time as any legend set forth in Section 4.6 is no longer required under this Section 8.5, the Company will, no later than three (3) Business Days following the delivery by the Purchaser to the Company or the Company’s transfer agent (the “Transfer Agent”) of a certificate representing Shares issued with such legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s stock records. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.6.
8.6    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR

OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.4 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
8.7    Survival. The representations, warranties, covenants and agreements made herein shall survive the Initial Closing and the delivery of the Initial Closing Shares and terminate twelve (12) months after the last Closing hereunder.
8.8    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes. This Agreement may not be assigned by any party hereto without the consent of the other party, provided, that the Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of the Purchaser, provided that in the case of such assignment the assignee shall agree in writing to be bound by the provisions of this Agreement and the Purchaser shall not be relieved of its obligations hereunder.
8.9    Entire Agreement. This Agreement, the exhibits and schedules hereto, the other Transaction Agreements, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.
8.10    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any provision of this Agreement, or the application of any such provision, is invalid, illegal, void or unenforceable, the Company and the Purchaser shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company and the Purchaser as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby and the other Transaction Agreements are fulfilled to the greatest extent possible.

8.11    Amendment. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Purchaser and the Company. Any amendment effected in accordance with this Section 8.11 shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company, and any amendment not effected in accordance with this Section 8.11 shall be void and of no effect.
8.12    Waivers; Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative. Any waiver effected in accordance with this Section 8.12 shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company, and any waiver not effected in accordance with this Section 8.12 shall be void and of no effect.
8.13    Equitable Relief.  Each of the Company and the Purchaser hereby acknowledges and agrees that the failure of the Company to perform its respective agreements and covenants hereunder will cause irreparable injury to the Purchaser, for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby agrees that the Purchaser shall be entitled to seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of the Company’s obligations.
8.14    Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):
If to the Company:
Selecta Biosciences, Inc.
480 Arsenal Street
Building One
Watertown, MA 02472
Attention:    General Counsel

with a copy (which will not constitute notice) to:
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Facsimile: (617) 948-6001
Attention: Peter N. Handrinos

If to the Purchaser:
Spark Therapeutics, Inc.
3737 Market Street, Suite 1300
Philadelphia, PA 19104
Facsimile:    (215) 790-6248
Attention:    General Counsel

with a copy (which will not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Facsimile:    (617) 526-5000
Attention:    Steven D. Barrett

8.15    Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
8.16    Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
8.17    Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile, PDF or other electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be an original, but all of which together shall constitute one instrument.
8.18    Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.18 being untrue.
8.19    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. All exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.
8.20    Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.
8.21    No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Company: SELECTA BIOSCIENCES, INC. By:/s/ Werner Cautreels, Ph.D. Name: Werner Cautreels, Ph.D. Title: President and CEO

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.
Purchaser:

SPARK THERAPEUTICS, INC. By:/s/ Jeffrey D. Marrazzo Name: Jeffrey D. Marrazzo Title: CEO

[Signature Page to Stock Purchase Agreement]